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As filed with the Securities and Exchange Commission on June 19, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST VIRTUAL COMMUNICATIONS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0357037 (I.R.S. Employer Identification No.)

3393 Octavius Drive
Santa Clara, California 95054
(408) 567-7200
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

White Pine Software, Inc. 1993 Stock Option Plan
White Pine Software, Inc. 1994 Stock Option Plan
White Pine Software, Inc. 1995 Stock Option Plan
White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan
White Pine Software, Inc. 1997 Director Stock Option Plan
Agreement between Vincent Chavy and White Pine Software, Inc.
Agreement between Richard B. Kennerly and White Pine Software, Inc.
Agreement between Killko Caballero, CUseeMe Networks, Inc. and First Virtual Communications, Inc.
Agreement between David Bundy, CUseeMe Networks, Inc. and First Virtual Communications, Inc.
Agreement between Jeff Krampf, CUseeMe Networks, Inc. and First Virtual Communications, Inc.
Agreement between Robert Scott and CUseeMe Networks, Inc.
Agreement between Raymond Cavanagh and CUseeMe Networks, Inc.

Randy Acres
Vice President, Finance and Chief Financial Officer
 FIRST VIRTUAL COMMUNICATIONS, INC.
3393 Octavius Drive
Santa Clara, California 95054
(408) 567-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Julie M. Robinson, Esq.
 COOLEY GODWARD LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)

Common Stock (par value $.001)	3,921,788 shares	(2)(3)	(2)(3)	$251

(1)
On June 19, 2001, the Registrant completed the acquisition of CUseeMe Networks, Inc., a Delaware corporation ("CUseeMe Networks"), formerly known as White Pine Software, Inc. On the date the acquisition of CUseeMe Networks was consummated, the Registrant assumed the obligations under the White Pine Software, Inc. 1993 Stock Option Plan (the "1993 Plan"), White Pine Software, Inc. 1994 Stock Option Plan (the "1994 Plan"), White Pine Software, Inc. 1995 Stock Option Plan (the "1995 Plan"), White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Plan"), White Pine Software, Inc. 1997 Director Stock Option Plan (the "1997 Plan"), the Agreements dated as of May 6, 1996, as amended, between White Pine Software, Inc. and each of Vincent Chavy and Richard B. Kennerly, the Agreements dated as of March 22, 2001, between CUseeMe Networks, First Virtual Communications and each of Killko Caballero, David Bundy and Jeffrey Krampf, and the Agreements dated as of April 11, 2001, between CUseeMe Networks and each of Robert Scott and Raymond Cavanagh (collectively the "Plans").

(2)
Pursuant to Rule 429, the Company prepaid registration fees for 1,098,350 shares registered hereunder with respect to the 1993 Plan, the 1994 Plan, the 1995 Plan, the Agreements dated as of May 6, 1996, as amended, between White Pine Software, Inc. and each of Vincent Chavy and Richard B. Kennerly, the Agreements dated as of March 22, 2001, between CUseeMe Networks, First Virtual Communications and each of Killko Caballero, David Bundy and Jeff Krampf and the Agreement dated as of April 11, 2001, between CUseeMe Networks and Raymond Cavanagh, 1,746,659 shares with respect to the 1996 Plan and 60,083 shares with respect to the Agreement dated as of April 11, 2001, between CUseeMe Networks and Robert Scott, when it registered up to 18,497,177 shares of Common Stock pursuant to a Registration Statement on Form S-4 (File Number 333-59480) filed on April 25, 2001.

(3)
With respect to the remaining 825,979 shares registered hereunder for options granted under the 1996 Plan and 190,717 shares registered hereunder for the Agreement dated as of April 11, 2001, between CUseeMe Networks, Inc. and Robert Scott, the fee is estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). The aggregate offering price for the shares are calculated on the basis of the price per share upon which the options may be exercised. The following chart shows the calculation of the registration fee:

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock issuable pursuant to outstanding options under the CUseeMe Networks, Inc. 1996 Incentive and Nonqualified Stock Option Plan	825,979	$1.00	$825,979
Common Stock issuable pursuant to options under the Agreement between Robert Scott and CUseeMe Networks, Inc., dated as of March 22, 2001	190,717	$0.93	$177,367

INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by FIRST VIRTUAL COMMUNICATIONS, INC. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

    (a) The Company's annual report on Form 10-K for the year ended December 31, 2000.

    (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

    (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act on September 10, 1998, including any amendment or report filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

    Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws also provide the Registrant will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law.

    The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

    In addition, the Registrant has entered into certain agreements in connection with the Registrant's equity financings which provide for the indemnification of directors and officers in certain circumstances, including indemnification for liabilities arising under the Securities Act. The Registrant also maintains an insurance policy for its directors and officers insuring against certain liabilities arising in their capacities as such.

EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

EXHIBITS

Exhibit Number	Description
4.1	Specimen Certificate for Common Stock of the Registrant(1)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers, Independent Accountants
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages
99.1	White Pine Software, Inc. 1993 Stock Option Plan
99.2	White Pine Software, Inc. 1994 Stock Option Plan
99.3	White Pine Software, Inc. 1995 Stock Option Plan
99.4	White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan
99.5	White Pine Software, Inc. 1997 Director Stock Option Plan
99.6	Agreement between Vincent Chavy and White Pine Software, Inc., dated as of May 6, 1996, as amended
99.7	Agreement between Richard B. Kennerly and White Pine Software, Inc., dated as of May 6, 1996, as amended
99.8	Agreement between Killko Caballero, CUseeMe Networks, Inc. and First Virtual Communications, Inc. dated as of March 22, 2001(2)
99.9	Agreement between David Bundy, CUseeMe Networks, Inc. and First Virtual Communications, Inc. dated as of March 22, 2001(2)
99.10	Agreement between Jeff Krampf, CUseeMe Networks, Inc. and First Virtual Communications, Inc. dated as of March 22, 2001(2)
99.11	Agreement between Robert Scott and CUseeMe Networks, Inc. dated as of April 11, 2001(2)
99.12	Agreement between Raymond Cavanagh and CUseeMe Networks, Inc. dated as of April 11, 2001(2)

(1)
Filed as an exhibit to the Company's Quarterly Report on Form 10-Q filed on June 10, 1998 (File No. 000-23305).

(2)
Filed as an exhibit to the Company's Registration Statement on Form S-4 filed on April 25, 2001 (File No. 333-59480).

UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 19, 2001.

FIRST VIRTUAL COMMUNICATIONS, INC.

By:	/s/ Randy Acres Randy Acres Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Ungermann and Randy Acres, and both or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ralph Ungermann RALPH UNGERMANN	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)	June 18, 2001
/s/ Randy Acres RANDY ACRES	Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	June 18, 2001
/s/ Edward Harris EDWARD HARRIS	Director	June 18, 2001
/s/ Pier Carlo Falotti PIER CARLO FALOTTI	Director	June 18, 2001
/s/ David A. Norman DAVID A. NORMAN	Director	June 18, 2001
/s/ Allwyn Sequeira ALLWYN SEQUEIRA	Director	June 18, 2001

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Certificate for Common Stock of the Registrant(1)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers, Independent Accountants
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages
99.1	White Pine Software, Inc. 1993 Stock Option Plan
99.2	White Pine Software, Inc. 1994 Stock Option Plan
99.3	White Pine Software, Inc. 1995 Stock Option Plan
99.4	White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan
99.5	White Pine Software, Inc. 1997 Director Stock Option Plan
99.6	Agreement between Vincent Chavy and White Pine Software, Inc., dated as of May 6, 1996, as amended
99.7	Agreement between Richard B. Kennerly and White Pine Software, Inc., dated as of May 6, 1996, as amended
99.8	Agreement between Killko Caballero, CUseeMe Networks, Inc. and First Virtual Communications, Inc. dated as of March 22, 2001(2)
99.9	Agreement between David Bundy, CUseeMe Networks, Inc. and First Virtual Communications, Inc. dated as of March 22, 2001(2)
99.10	Agreement between Jeff Krampf, CUseeMe Networks, Inc. and First Virtual Communications, Inc. dated as of March 22, 2001(2)
99.11	Agreement between Robert Scott and CUseeMe Networks, Inc. dated as of April 11, 2001 (2)
99.12	Agreement between Raymond Cavanagh and CUseeMe Networks, Inc. dated as of April 11, 2001 (2)

(1)
Filed as an exhibit to the Company's Quarterly Report on Form 10-Q filed on June 10, 1998 (File No. 000-23305).

(2)
Filed as an exhibit to the Company's Registration Statement on Form S-4 filed on April 25, 2001 (File No. 333-59480).

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INCORPORATION OF DOCUMENTS BY REFERENCE
DESCRIPTION OF SECURITIES
INTERESTS OF NAMED EXPERTS AND COUNSEL
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXEMPTION FROM REGISTRATION CLAIMED
EXHIBITS
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX